Exhibit 99.1
VIA PHARMACEUTICALS COMPLIES WITH NASDAQ RULES
San Francisco, CA, March 27, 2009 — VIA Pharmaceuticals, Inc. (NASDAQ: VIAP), a biotechnology company focused on the development of compounds for the treatment of cardiovascular and metabolic disease, today announced, in compliance with NASDAQ Marketplace Rule 4350(b)(1)(B), that the independent audit report included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and filed with the Securities and Exchange Commission on March 27, 2009 contained explanatory paragraphs relating to the Company’s ability to continue as a going concern. The disclosure in this press release is required under the above NASDAQ rule and does not represent any change to the Company’s Annual Report on Form 10-K filed on March 27, 2009 with the Securities and Exchange Commission.
The Company also announced today that, as expected, it received a deficiency letter dated March 24, 2009 from NASDAQ Staff notifying the Company that as a result of the death over the March 21st weekend of Richard L. Anderson, an independent director and member of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee, the Company’s Board of Directors is no longer comprised of a majority of independent directors and the Company’s Audit Committee is no longer comprised of at least three independent directors, as required for continued listing by NASDAQ Marketplace Rules 4350(c)(1) and 4350(d)(2)(A), respectively. In accordance with NASDAQ Marketplace Rules, the Company has until September 17, 2009 to regain compliance with the NASDAQ listing standards. The Board of Directors of the Company intends to identify candidates to replace Mr. Anderson and appoint a new director who satisfies the independence requirements of the NASDAQ Marketplace Rules prior to September 17, 2009.
About VIA Pharmaceuticals, Inc.
VIA Pharmaceuticals, Inc. is a biotechnology company focused on the development of compounds for the treatment of cardiovascular and metabolic disease. VIA’s lead candidate, VIA-2291, targets a significant unmet medical need: reducing inflammation in the blood vessel wall, which is an underlying cause of atherosclerosis and its complications, including heart attack and stroke. In addition, VIA’s pipeline of drug candidates includes other compounds to address other underlying causes of cardiovascular disease: high cholesterol, diabetes and inflammation. For more information, visit: http://www.viapharmaceuticals.com.
Forward Looking Statements
This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to VIA’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause VIA’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond VIA’s control and which could materially affect actual results, levels of activity, performance or achievements.
Factors that may cause actual results to differ materially from current expectations include, but are not limited to:
—	our ability to borrow additional amounts under the loan from Bay City Capital, which is subject to the discretion of Bay City Capital;

—	our ability to obtain necessary financing in the near term, including amounts necessary to repay the loan from Bay City Capital by the September 14, 2009 maturity date (or earlier if certain repayment acceleration provisions are triggered);

—	our ability to control our operating expenses;

—	our ability to comply with covenants included in the loan from Bay City Capital;

—	our failure to timely recruit and enroll patients for the FDG-PET clinical trial, as well as any future clinical trial;

—	our failure to obtain sufficient data from enrolled patients that can be used to evaluate VIA-2291, thereby impairing the validity or statistical significance of our clinical trials;

—	our ability to successfully complete our clinical trials of VIA-2291 on expected timetables and the outcomes of such clinical trials;

—	complexities in designing and implementing cardiovascular clinical trials using histological examinations, measurement of biomarkers, medical imaging and atherosclerotic plaque bioassays;

—	the results of our clinical trials, including without limitation, with respect to the safety and efficacy of VIA-2291;

—	if the results of the ACS and CEA studies, upon further review and analysis, are revised or negated by authorities or by later stage clinical trials;

—	our ability to obtain necessary FDA approvals;

—	our ability to successfully commercialize VIA-2291;

—	our ability to obtain and protect our intellectual property related to our product candidates;

—	our potential for future growth and the development of our product pipeline, including the THR beta agonist candidate and the other compounds licensed from Roche;

—	our ability to obtain strategic opportunities to partner and collaborate with large biotechnology or pharmaceutical companies to further develop VIA-2291;

—	our ability to form and maintain collaborative relationships to develop and commercialize our product candidates;

—	general economic and business conditions; and

—	the other risks described under Item IA “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 on file with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and VIA undertakes no obligation to update publicly any of these statements in light of new information or future events.
Contact Information:
VIA Pharmaceuticals, Inc.
James G. Stewart
Senior Vice President and Chief Financial Officer
415-283-2204
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